Exhibit-99.D1(i)

                          AMENDMENT NO. 1 TO SCHEDULE A
                                     OF THE
                          INVESTMENT ADVISORY AGREEMENT


THIS SCHEDULE A to the Investment Advisory Agreement dated May 1, 2001 (the Agreement") between PBHG Insurance Series Fund and Pilgrim, Baxter & Associates,
Ltd., amended as of the              , 2002 to add PBHG Stable Value Portfolio,
sets forth, pursuant to Section 5 of the Agreement, the compensation each Portfolio shall pay the Adviser. Such compensation shall be computed daily at the annual rate of the Portfolio's average daily net assets set forth below and shall be paid monthly at the end of each calendar month.

PBHG INSURANCE SERIES FUND

                                                DATE ON WHICH THE        ANNUAL FEE
                                                AGREEMENT BECAME     (AS A PERCENTAGE OF
                                               EFFECTIVE FOR THE      AVERAGE DAILY NET
                                                   PORTFOLIO               ASSETS)
                                                   ---------               -------
PORTFOLIO

PBHG Growth II Portfolio                          May 1, 2001               0.85%

PBHG Large Cap Growth Portfolio                   May 1, 2001               0.75%

PBHG Small Cap Value Portfolio                    May 1, 2001               1.00%

PBHG Select Value Portfolio                       May 1, 2001               0.65%

PBHG Technology & Communications Portfolio        May 1, 2001               0.85%

PBHG Select 20 Portfolio                          May 1, 2001               0.85%

PBHG Mid-Cap Value Portfolio                      May 1, 2001               0.85%

PBHG Small Cap Growth Portfolio                   May 1, 2001               0.85%

PBHG Stable Value Portfolio                       ______, 2002


PBHG INSURANCE SERIES FUND                   PILGRIM BAXTER & ASSOCIATES, LTD.


By: _________________________                By: _______________________________

Title: _______________________               Title: ____________________________